         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 3, 2001
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                          AT&T WIRELESS SERVICES, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                      91-1379052
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                        7277 164TH AVENUE NE, BUILDING 1
                            REDMOND, WASHINGTON 98052
          (Address of principal executive offices, including zip code)


           AT&T WIRELESS SERVICES, INC. 2001 LONG TERM INCENTIVE PLAN
           AT&T WIRELESS SERVICES, INC. EMPLOYEE STOCK PURCHASE PLAN
                  AT&T WIRELESS SERVICES, INC. ADJUSTMENT PLAN
                       AT&T WIRELESS 401(K) SAVINGS PLAN
                           (Full titles of the plans)


                                GREGORY P. LANDIS
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                          AT&T WIRELESS SERVICES, INC.
                        7277 164TH AVENUE NE, BUILDING 1
                            REDMOND, WASHINGTON 98052
                                 (425) 580-6000
 (Name, address and telephone number, including area code, of agent for service)
                             ----------------------
                                    COPY TO:

                                  J. SUE MORGAN
                                PERKINS COIE LLP
                          1201 THIRD AVENUE, SUITE 4800
                         SEATTLE, WASHINGTON 98101-3099
                                 (206) 583-8888

                         CALCULATION OF REGISTRATION FEE

====================================================================================================
                                                                       PROPOSED
                                                      PROPOSED         MAXIMUM             AMOUNT
                                       AMOUNT         MAXIMUM          AGGREGATE             OF
    TITLE OF SECURITIES                 TO BE      OFFERING PRICE      OFFERING         REGISTRATION
      TO BE REGISTERED              REGISTERED(1)   PER SHARE(2)       PRICE(2)            FEE(2)
    -------------------               ----------   --------------  -----------------   -------------
COMMON STOCK, PAR VALUE $0.01 PER
SHARE, TOGETHER WITH ASSOCIATED
PREFERRED STOCK PURCHASE RIGHTS,
UNDER:

   2001 LONG TERM INCENTIVE PLAN     151,000,000      $15.73       $2,375,230,000.00   $  593,807.50
   EMPLOYEE STOCK PURCHASE PLAN       14,000,000      $15.73       $  220,220,000.00   $   55,055.00
   ADJUSTMENT PLAN                   150,000,000      $15.73       $2,359,500,000.00   $  589,875.00
   401(k) SAVINGS PLAN                 8,000,000      $15.73       $  125,840,000.00   $   31,460.00
        TOTAL:                       323,000,000      $15.73       $5,080,790,000.00   $1,270,197.50
====================================================================================================

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Savings Plan.

(1) Includes an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the plans as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding Common Stock.

(2) Pursuant to Rules 457(c), 457(f)(1) and 457(h)(1) under the Securities Act of 1933 and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share under the plans is estimated to be $15.73 based on the average of the high ($16.01) and low ($15.45) sales prices per share of AT&T Wireless Group tracking stock on the New York Stock Exchange on June 26, 2001.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

                (a) The Registrant's prospectus contained in Amendment No. 3 to its Registration Statement on Form S-1 filed on June 21, 2001 under the Securities Act of 1933, as amended (the "Securities Act"), which contains audited financial statements for the most recent fiscal year for which such statements have been filed; and

                (b) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed on June 26, 2001, under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

                All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

        Our certificate of incorporation provides that each person who was or is made a party, or is threatened to be made a party, to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of us or, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is the alleged action of such person in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith;

provided, however, that, except when such person is bringing action against us to recover an unpaid claim of indemnification, we shall indemnify any such person seeking indemnification in connection with a proceeding, or part thereof, initiated by such person only if such proceeding, or part thereof, was authorized by our board of directors. Our certificate of incorporation also provides that we shall pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the Delaware General Corporation Law. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the certificate, by-law, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of us thereunder in respect of any occurrence or matter arising before any such repeal or modification. Our certificate of incorporation also specifically authorizes us to maintain insurance and to grant similar indemnification rights to our employees or agents.

        The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for

        - any breach of the director's duty of loyalty to the corporation or its stockholders,

        - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

        - payments of unlawful dividends or unlawful stock repurchases or redemptions, or

        - any transaction from which the director derived an improper personal benefit.

        Our certificate of incorporation provides that none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the Delaware General Corporation Law as amended from time to time, for liability

        - for any breach of the director's duty of loyalty to us or our stockholders,

        - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

        - under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions, or

        - for any transaction from which the director derived an improper personal benefit.

        Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise before such amendment or repeal.

        The Separation and Distribution Agreement by and among us and AT&T Corp. dated as of June 4, 2001, provides for indemnification by us of AT&T Corp. and its directors, officers and employees for some liabilities, including liabilities under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

    Exhibit
     Number                                 Description
    -------                                 -----------
      5.1         Opinion of Perkins Coie LLP regarding legality of the Common
                  Stock being registered

     23.1         Consent of PricewaterhouseCoopers LLP

     23.2    Consent of Arthur Andersen LLP

     23.3    Consent of Perkins Coie LLP (included in opinion filed as
             Exhibit 5.1)

     24.1    Power of Attorney (see signature page)

     99.1    AT&T Wireless Services, Inc. 2001 Long Term Incentive Plan

     99.2    AT&T Wireless Services, Inc. Employee Stock Purchase Plan

     99.3    AT&T Wireless Services, Inc. Adjustment Plan

        The Registrant hereby undertakes that it will submit or has submitted the 401(k) Savings Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.

ITEM 9. UNDERTAKINGS

A. The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 2nd day of July, 2001.

                                       AT&T WIRELESS SERVICES, INC.

                                       /s/ JOHN D. ZEGLIS
                                       ------------------------------------
                                       By: John D. Zeglis

                                           Chairman, President and Chief
                                           Executive Officer


                                POWER OF ATTORNEY

        Each person whose individual signature appears below hereby authorizes John D. Zeglis and Mohan Gyani, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all post-effective amendments to this Registration Statement.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 2nd day of July, 2001.

                  SIGNATURE                                            TITLE
                  ---------                                            -----
              /s/ JOHN D. ZEGLIS                Chairman, President and Chief Executive Officer
----------------------------------------------  (Principal Executive Officer)
                John D. Zeglis


            /s/ JOSEPH MCCABE, JR.              Executive Vice President and Chief Financial Officer
----------------------------------------------  (Principal Financial and Accounting Officer)
              Joseph McCabe, Jr.


               /s/ MOHAN GYANI                  Director
----------------------------------------------
                 Mohan Gyani


           /s/ HAROLD W. BURLINGAME             Director
----------------------------------------------
             Harold W. Burlingame

                     THE AT&T WIRELESS 401(k) SAVINGS PLAN

        Pursuant to requirements of the Securities Act of 1933, as amended, the persons who will administer the AT&T Wireless 401(k) Savings Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 2nd day of July, 2001.


                                       AT&T WIRELESS
                                       401(k) SAVINGS PLAN

                                       BY:  AT&T WIRELESS SERVICES, INC.

                                       By:  /s/John D. Zeglis
                                            ------------------------------------
                                       Its: Chairman, President and
                                            Chief Executive Officer
                                            ------------------------------------

                                INDEX TO EXHIBITS

    Exhibit
     Number                                 Description
    -------                                 -----------
      5.1     Opinion of Perkins Coie llp regarding legality of the Common
              Stock being registered

      23.1    Consent of PricewaterhouseCoopers LLP

      23.2    Consent of Arthur Andersen LLP

      23.3    Consent of Perkins Coie LLP (included in opinion filed as
              Exhibit 5.1)

      24.1    Power of Attorney (see signature page)

      99.1    AT&T Wireless Services, Inc. 2001 Long Term Incentive Plan

      99.2    AT&T Wireless Services, Inc. Employee Stock Purchase Plan

      99.3    AT&T Wireless Services, Inc. Adjustment Plan